                                                                     Ex.99(a)(9)

                               FORWARD FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

     Forward Funds, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to Sections 2-105(c) of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board"), by a resolution duly adopted by the Board, increased the number of shares of Common Stock, par value $.001 per share ("Common Stock"), which the Corporation has authority to issue from one billion four hundred million (1,400,000,000) shares to two billion (2,000,000,000) shares.

     SECOND: Under a power contained in Article V, Section 5.4 of the charter of the Corporation (the "Charter"), the Board, by a resolution duly adopted, reclassified and designated 590,000,000 shares of authorized but unissued Common Stock without further designation as follows, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as set forth in Article V of the Charter with respect to shares of the Corporation's Common Stock:

Name of Portfolio and Class Designation                             Number of Shares
---------------------------------------                             ----------------
Forward Uniplan Real Estate Investment Fund (Investor Class)           25,000,000
Forward Legato Fund (Institutional Class)                              20,000,000
Forward Legato Fund (Class A)                                          20,000,000
Forward International Small Companies Fund (Class A)                   50,000,000
Forward International Small Companies Fund (Investor Class)            40,000,000
Forward International Small Companies Fund (Institutional Class)       60,000,000
Forward Global Emerging Markets Fund (Investor Class)                  15,000,000
Forward Global Emerging Markets Fund (Institutional Class)             15,000,000
The Forward Hansberger International Growth Fund (Investor Class)      25,000,000
The Forward Hoover Small Cap Equity Fund (Class A)                     50,000,000
The Forward Hoover Small Cap Equity Fund (Investor Class)              70,000,000
The Forward Hoover Small Cap Equity Fund (Institutional Class)         30,000,000
The Forward Hoover Mini-Cap Fund (Investor Class)                      20,000,000
The Forward Hoover Mini-Cap Fund (Institutional Class)                 30,000,000
Sierra Club Stock Fund (Class A)                                       50,000,000
Sierra Club Stock Fund (Investor Class)                                50,000,000
Sierra Club Balanced Fund (Investor Class)                             20,000,000

     THIRD: The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Corporation's board of directors in accordance with Section 2-105 (c) of the MGCL.

     FOURTH: The shares reclassified as set forth in Article Second of these Articles Supplementary have been reclassified by the Board under the authority contained in Article V, Section 5.4 of the Charter.

     FIFTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the increase in authorized shares referred to in Article First hereof was one billion four hundred million (1,400,000,000) shares of Common Stock, par value $.001 per share, classified and designated as follows:

Name of Portfolio and Class Designation                             Number of shares
---------------------------------------                             ----------------
The Forward Uniplan Real Estate Investment Fund (Investor Class)       200,000,000
The Forward Hansberger International Growth Fund (Investor Class)      200,000,000
The Forward Hoover Small Cap Equity Fund (Investor Class)              150,000,000
The Forward Hoover Small Cap Equity Fund (Institutional Class)          50,000,000
The Forward Hoover Mini-Cap Fund (Investor Class)                       50,000,000
The Forward Hoover Mini-Cap Fund (Institutional Class)                  50,000,000
Forward International Small Companies Fund (Investor Class)             50,000,000
Forward International Small Companies Fund (Institutional Class)        50,000,000
Forward Global Emerging Markets Fund (Investor Class)                   50,000,000
Forward Global Emerging Markets Fund (Institutional Class)              50,000,000
Sierra Club Balanced Fund (Investor Class)                             200,000,000
Sierra Club Stock Fund (Investor Class)                                200,000,000
Common Stock, without further designation                              100,000,000

The aggregate par value of all shares of stock having par value was $1,400,000.

     SIXTH: The total number of shares of stock which the Corporation has authority to issue immediately after the increase in authorized shares referred to in Article First hereof is two billion (2,000,000,000) shares of Common Stock, par value $.001 per share, classified and designated as follows:

Name of Portfolio and Class Designation                             Number of shares
---------------------------------------                             ----------------
The Forward Uniplan Real Estate Investment Fund (Investor Class)       225,000,000
The Forward Hansberger International Growth Fund (Investor Class)      225,000,000
The Forward Hoover Small Cap Equity Fund (Investor Class)              220,000,000
The Forward Hoover Small Cap Equity Fund (Institutional Class)          80,000,000
The Forward Hoover Small Cap Equity Fund (Class A)                      50,000,000
The Forward Hoover Mini-Cap Fund (Investor Class)                       70,000,000
The Forward Hoover Mini-Cap Fund (Institutional Class)                  80,000,000
Forward International Small Companies Fund (Investor Class)             90,000,000
Forward International Small Companies Fund (Institutional Class)       110,000,000
Forward International Small Companies Fund (Class A)                    50,000,000
Forward Global Emerging Markets Fund (Investor Class)                   65,000,000

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

Forward Global Emerging Markets Fund (Institutional Class)              65,000,000
Sierra Club Balanced Fund (Investor Class)                             220,000,000
Sierra Club Stock Fund (Investor Class)                                250,000,000
Sierra Club Stock Fund (Class A)                                        50,000,000
Forward Legato Fund (Institutional Class)                               20,000,000

Forward Legato Fund (Class A)                                           20,000,000
Common Stock, without further designation                              110,000,000

The aggregate par value of all shares of stock having par value is $2,000,000.

     SEVENTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     EIGHTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary on March 3, 2005.

ATTEST:                                            FORWARD FUNDS, INC.


By: /s/ Lori V. O'Shaughnessy                      By: /s/ J. Alan Reid
    -----------------------------                      -------------------------
Lori V. O'Shaughnessy                                  J. Alan Reid, Jr.
Secretary                                              President

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